SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)  July 28, 1997



                             VANDERBILT SQUARE CORP.
            (Exact name of Registrant as specified in its charter)




                                    Florida
                  (State or Other Jurisdiction of Incorporation)



    2-96366-A                                                 59-2483405
(Commission                                                 (IRS Employer
File Number)                                              Identification No.)




            3040 East Commercial Blvd., Ft. Lauderdale, Florida 33308
                    (Address of Principal Executive Offices)



                               (305) 776-0902
                     (Registrant's Telephone Number)




          (Former Name or Former Address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.


     Vanderbilt Square Corporation (the "Company") has entered into a Capital Stock Purchase Agreement pursuant to which the Company will sell all of the issued and outstanding capital stock of Hi-Tech Leasing, Inc., a wholly-owned subsidiary of the Company, to Corrections Services, Inc. ("CSI"). Hi-Tech Leasing, Inc. is engaged in financial services and has been operated as a wholly-owned subsidiary of the Company since 1986.

     Pursuant to the terms of the Capital Stock Purchase Agreement, the Company will sell all of the issued and outstanding capital stock of Hi-Tech Leasing, Inc. for 2,000,000 shares of CSI's authorized but previously unissued restricted Common Stock. The Company and CSI have generally agreed that the exchange of CSI shares as consideration for the Company's acquisition of Hi-Tech Leasing, Inc. is valued at approximately $600,000.

     The Company is informed that the acquisition transaction has been approved by a majority of the shareholders of CSI.

                                 SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           VANDERBILT SQUARE CORP.


July 28, 1997                              By:/s/ Norman H. Becker
                                              Norman H. Becker, President